EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS TO THE COMPANY’S REGISTRATIONSTATEMENT ON FORM S-1

We hereby consent to the inclusion in this Post Effective Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 30, 2010 relating to the financial statements of Ambient Corporation for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants
Saddle Brook NJ

April 30, 2010